Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-294354) on Form S-8 of our report dated April 30, 2026, with respect to the consolidated financial statements of Grupo Aeroméxico, S. A. B. de C. V.

/s/ KPMG Cárdenas Dosal, S.C.
Mexico City, Mexico
April 30, 2026